UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2011

VENTRUS BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware		20-8729264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

787 7th Avenue, 48th Floor, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 554-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On January 25, 2011, the Board of Directors of Ventrus Biosciences, Inc. established the Business Development Committee and appointed directors Russell H. Ellison, Myron Z. Holubiak and Thomas Rowland to the Committee, with Mr. Rowland appointed as Chair of the Committee.  As Chair, Mr. Rowland will be responsible for pursuing business development for Ventrus.

Also on January 25, 2011, the Board of Directors of Ventrus elected Russell H. Ellison as Chairman of the Board, following Mr. Rowland’s resignation immediately prior to the appointment.  The appointment of Dr. Ellison as Chairman of the Board is a term of his employment agreement.  The terms of Dr. Ellison’s employment agreement became effective upon the completion of Ventrus’ initial public offering on December 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTRUS BIOSCIENCES, INC.

Date: January 27, 2011	/s/ David J. Barrett
David J. Barrett, Chief Financial Officer

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